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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K
                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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  Date of Report (Date of earliest event reported): June 11, 1996

                  Merry Land & Investment Company, Inc.
         (Exact name of registrant as specified in its charter)

                    Georgia                                   001-11081
(State or other jurisdiction of incorporation)     (Commission File Number)

                                58-0961876
                       (I.R.S. Employer I.D. Number)

    624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                      (Zip Code)

  Registrant's telephone number, including area code:  706/722-6756

       ____________________________________________________________
       (Former name or former address, if changed since last report)
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Filed: June 12, 1996

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  ITEM 5.   OTHER EVENTS.  Merry Land & Investment Company, Inc. (the
"Company") has completed the offering of 2,500,000 shares of its common stock (the "Common Stock"). The offering of the Common Stock was made pursuant to a Prospectus Supplement dated June 11, 1996 relating to the Prospectus dated January 22, 1996 filed with the Company's shelf registration statement #33-65067 on Form S-3.

  The shares of Common Stock have been approved for listing on the NYSE under the symbol "MRY."

  The net proceeds to the Company from the sale of the shares of the Common Stock are estimated at approximately $50.7 million ($58.3 million if the Underwriters' over-allotment option is exercised in full). The Company intends to use the remaining net proceeds to acquire and develop additional apartment properties. Pending such uses, the Company intends to invest temporarily the excess proceeds in interest bearing and marketable securities.

  It is expected that delivery of the shares of Common Stock will be made at the offices of Alex. Brown & Sons Incorporated, Baltimore, Maryland, on or about June 14, 1996.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. The Company is filing with this current report copies of the following documents in connection with this Offering.

     A.   EXHIBIT 1:  Underwriting Agreement.

     B.   EXHIBIT 4:  Amended and Restated Articles of Incorporation
                      (incorporated herein by reference to Exhibit 4(a) of the Company's Shelf Registration Statement on Form S-3 filed December 15, 1995, file #33-65067).

     C.   EXHIBIT 5:  Opinion as to the legality of the shares.

     D.   EXHIBIT 8:  Tax Opinion.

     E.   EXHIBIT 12: Statement regarding computation of ratios
                      (incorporated herein by reference to Exhibit 11 of the Company's 1995 10-K filed February 20, 1996)

     F.   EXHIBIT 23: Consent of Hull, Towill, Norman & Barrett, P.C.
                      (contained in Exhibits 5 and 8)

     G.   EXHIBIT 27: Financial Data Schedule (incorporated herein by reference to Exhibit 27 of the Company's 1995 10-K filed February 20, 1996)


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                   Signature Blocks on Following Page
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                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merry Land & Investment
Company, Inc.
                  (Registrant)


By:          /s/
- ------------------------------
       Dorrie E. Green
    As Its Vice President